Exhibit 21.1	Each of the named subsidiaries is not necessarily a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X, and the Company has several additional subsidiaries not named below. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at the end of the year covered by this report.

Subsidiaries of the Registrant

Name	Jurisdiction of Organization	Percentage Ownership by Immediate Parent
ACE Limited	Cayman Islands	Publicly held
ACE Bermuda Insurance Ltd.	Bermuda	100%
Paget Reinsurance International Ltd.	Bermuda	100%
ACE Capital Title Reinsurance Company (EI# 06-1434264, NAIC # 50028, NY)	New York	100%
ACE Financial Solutions International, Ltd.	Bermuda	100%
ACE European Markets Reinsurance Limited	Ireland	100%
ACE European Markets Insurance Limited	Ireland	100%
CJSC ACE Insurance Company	Russia	100%
Corporate Officers & Directors Assurance Ltd. (CODA)	Bermuda	100%
Oasis Real Estate Company Ltd.	Bermuda	100%
Sovereign Risk Insurance Limited	Bermuda	50%
Tripar Partnership	Bermuda	98% 2%(CODA)
ACE Realty Holdings Limited	Bermuda	100%
Oasis Personnel Limited	Cayman Islands	100%
ACE Global Markets Limited	United Kingdom	100%
ACE Group Holdings Limited	United Kingdom	100%
ACE Tarquin	United Kingdom	100%
ACE Capital V Limited	United Kingdom	100%

ACE Leadenhall Limited	United Kingdom	100%
ACE Underwriting Agencies Limited	United Kingdom	100%
ACE London Group Limited	United Kingdom	100%
ACE Capital Limited	United Kingdom	100%
ACE Capital III Limited	United Kingdom	100%
ACE Capital IV Limited	United Kingdom	100%
ACE London Holdings Limited	United Kingdom	100%
ACE Capital II Limited	United Kingdom	100%
ACE London Investments Limited	United Kingdom	100%
ACE London Aviation Limited	United Kingdom	100%
ACE London Underwriting Limited	United Kingdom	100%
ACE Underwriting Services Limited	United Kingdom	100%
ACE London Services Limited	United Kingdom	100%
ACE Capital VI Limited	United Kingdom	100%
ACE UK Limited	United Kingdom	77%
		23% (ACE(PM) Limited)
ACE UK Holdings Limited	United Kingdom	100%
ACE (PM) Limited	United Kingdom	100%
ACE Services Limited	Cayman Islands	100%
ACE Holdings (Gibraltar) Limited	Gibraltar	100%
ACE Gibraltar Limited	Gibraltar	51%
ACE-ii (Gibraltar) Limited	Gibraltar	100%
ACE Underwriting Services (Gibraltar) Limited	Gibraltar	100%
Arles Services Limited	Gibraltar	100%
Oasis Insurance Services Ltd.	Bermuda	100%
ACE Tempest Life Reinsurance Ltd.	Bermuda	100%
ACE Tempest Reinsurance Ltd.	Bermuda	100%
Oasis Investments Limited	Bermuda	67%
Oasis Investments 2 Ltd.	Bermuda	67%
ACE Group Holdings Inc. (formerly ACE Prime Holdings Inc.)	USA (Delaware)	100%
ACE INA Holdings Inc.	USA (Delaware)	80%
Huatai Life Insurance Company, Limited	China	93.09% 2% (ACE INA Holdings Inc.)
INA Corporation	USA (Pennsylvania)	100%
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
INA Tax Benefits Reporting, Inc.	USA (Delaware)	100%
INA Financial Corporation	USA (Delaware)	100%
Brandywine Holdings Corporation	USA (Delaware)	100%
Brandywine Run-Off Services, Inc.	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast of Illinois, Inc.	USA (Illinois)	100%
Century Indemnity Company (EI# 05-6105395, NAIC #20710, PA)	USA (Pennsylvania)	100%
Century Reinsurance Company (EI# 06-0988117, NAIC #35130, PA)	USA (Pennsylvania)	100%
ACE American Reinsurance Company (EI# 23-1740414, NAIC#22705, PA)	USA (Pennsylvania)	100%
Brandywine Reinsurance Company S.A.-N.V.	Belgium	100%
Century International Reinsurance Company Ltd.	Bermuda	100%
INA Holdings Corporation	USA (Delaware)	100%
INATrust, fsb	Chartered by Office of Thrift Supervision	100%

INA Reinsurance Company, Ltd.	Bermuda	100%
ACE INA Financial Institution Solutions, Inc.	USA (Delaware)	100%
American Lenders Facilities, Inc.	USA (California)	100%
ESIS, Inc.	USA (Pennsylvania)	100%
NewMarkets Insurance Agency, Inc.	USA (Delaware)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Georgia)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Pennsylvania)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (California)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Illinois)	100%
Excess and Surplus Insurance Services, Inc.	USA (Texas)	100%
ACE Financial Solutions, Inc.	USA (Delaware)	100%
ACE Risk Solutions, Inc.	USA (New York)	100%
Indemnity Insurance Company of North America (EI# 06-1016108, NAIC #43575, PA)	USA (Pennsylvania)	100%
ACE Indemnity Insurance Company (EI#92-0040526, NAIC #10030, PA)	USA (Pennsylvania)	100%
ACE American Insurance Company (EI#95-2371728, NAIC# 22667, PA)	USA (Pennsylvania)	100%
Pacific Employers Insurance Company (EI#95-1077060, NAIC# 22748, PA)	USA (Pennsylvania)	100%
Illinois Union Insurance Company (EI# 36-2759195, NAIC #27960, IL)	USA (Illinois)	100%
INAMAR Insurance Underwriting Agency, Inc.	USA (New Jersey)	100%
INAMAR Insurance Underwriting Agency, Inc. of Massachusetts	USA (Massachusetts)	100%
INAMAR Insurance Underwriting Agency, Inc. of Texas	USA (Texas)	100%
INAMAR Insurance Underwriting Agency, Inc. of Ohio	USA (Ohio)	100%
Insurance Company of North America (EI# 23-0723970, NAIC #22713, PA)	USA (Pennsylvania)	100%
Bankers Standard Insurance Company (EI# 75-1320184, NAIC #18279, PA)	USA (Pennsylvania)	100%
Bankers Standard Fire and Marine Company (EI#75-6014863, NAIC #20591, PA)	USA (Pennsylvania)	100%
ACE Property and Casualty Insurance Company (EI# 06-0237820, NAIC, #20699, PA)	USA (Pennsylvania)	100%
ACE Insurance Company of Ohio (EI#23-1859893, NAIC #22764, OH)	USA (Ohio)	100%
INA Surplus Insurance Company (EI# 52-1208598, NAIC #42072, PA)	USA (Pennsylvania)	100%
ACE Fire Underwriters Insurance Company (EI# 06-6032187, NAIC #20702, PA)	USA (Pennsylvania)	100%
Atlantic Employers Insurance Company (EI# 23-2173820, NAIC #38938, NJ)	USA (New Jersey)	100%
ALIC, Incorporated	USA (Texas)	100%
ACE American Lloyds Insurance Company (Sponsored Lloyds Association) (EI# 75-1365570, NAIC #18511, TX)	USA (Texas)	100%
ACE Insurance Company of Illinois (EI# 36-2709121, NAIC #22691, IL)	USA (Illinois)	100%
ACE Insurance Company of the Midwest (EI# 06-0884361, NAIC #26417, IN)	USA (Indiana)	100%
ACE Tempest Re USA, LLC (formerly, ATR USA, LLC)	USA (Connecticut)	100%
ACE Structured Products, Inc.	USA (Delaware)	100%

Recovery Services International, Inc.	USA (Delaware)	100%
RSI Health Care Recovery, Inc.	USA (Delaware)	100%
ACE INA International Holdings, Ltd. (AIIH)	USA (Delaware)	100%
ACE Australia Holdings Pty Limited	Australia	100%
ACE Insurance Limited	Australia	100%
ACE INA Superannuation Pty Limited	Australia	100%
ACE Life Insurance Company Limited	Vietnam	100%
ACE Seguradora S.A.	Brazil	99.99% 0.01% (AFIA Finance Corporation)
Servicios ACE INA S.A. de C.V.	Mexico	99.998% one share (AFIA Finance Corporation)
ACE Seguros S.A.	Argentina	94.62% 4.73% (AFIA Finance Corporation)
ACE INA International Holdings, Ltd Agencia Chile	Chile	100%
ACE Seguros de Vida S.A.	Chile	99.5% 0.5% (AFIA Finance Corporation Agencia en Chile)
ACE INA Overseas Holdings, Inc.	USA (Delaware)	100%
ACE European Holdings Limited	United Kingdom	100%
ACE European Group Limited (formerly ACE INA UK Limited)	United Kingdom	30.8723% 69.1277% (ACE Insurance S.A. – N.V.)
ACE European Group Holdings No 2 Limited	United Kingdom	100%
ACE Insurance S.A. – N.V.	Belgium	99.9492% (0.0507% AIIH)
ACE European Group Limited (formerly ACE INA UK Limited)	United Kingdom	69.1277% 30.8723% (ACE European Holdings Limited)
ACE Insurance S.A.	Macau	99.94%
ACE CIIC Holdings Limited	Cayman Islands	100%
ACE CIIC Insurance Company Egypt S.A.E.	Egypt	96.41%
ACE Life Insurance Company S.A.E.	Egypt	100%
ACE Synergy Insurance Berhad	Malaysia	51%
ACE Seguros S.A.	Chile	78.125% (AIIH) 12.235% (AFIA Finance Corporation) 9.095% (AFIA Finance Corp. Chile Limitada)
ACE Seguros S.A.	Colombia	99.958%
ACE Seguros S.A.	Ecuador	100%
ACE Seguros S.A.	Mexico	99.9%
Brandywine Reinsurance Co. (UK) Ltd	United Kingdom	100%
ACE Life Assurance Co. Ltd.	Thailand	75% 25% (Oriental Equity Holdings Limited)
ACE Insurance Limited	South Africa	100%
ACE Insurance Limited	New Zealand	100%
ACE International Management Corporation	Pennsylvania	100%
Cover Direct, Inc.	USA (Delaware)	100%

ACE INA G.B. Holdings, Ltd.	USA (Delaware)	100%
ACE INA Services U.K. Limited	United Kingdom	100%
INACAP Sociedad Anonima	Nicaragua	100%
INACAP Reaseguros, Sociedad Anonima	Nicaragua	100%
Century Inversiones, S.A.	Panama	100%
ACE Insurance Limited	Australia	100%
ACE INA Superannuation Pty. Limited	Australia	100%
ACE Insurance Limited	Pakistan	100%
ACE INA Overseas Insurance Company Ltd.	Bermuda	100%
ACE Canada Holdings, Inc.	Delaware	100%
INACAN Holdings, Inc.	Delaware	100%
ACE INA Insurance	Canada	100%
ACE INA Life Insurance	Canada	100%
ACE Insurance Limited	Singapore	100%
ACE Insurance	Japan	100%
ACE Songai Service Kabushikigaisha	Japan	100%
ACE Marketing Group C.A.	Venezuela	100%
ACE Insurance Company (EI# 66-0437305, NAIC #30953, PR)	Puerto Rico	100%
ACE Insurance Agency, Inc.	Puerto Rico	100%
ACE Insurance Limited	Hong Kong	100%
ACE Risk Management International Ltd.	Bermuda	100%
DELPANAMA S.A.	Panama	100%
INAMEX S.A.	Mexico	100%
Oriental Equity Holdings Limited	British Virgin Islands	100%
AFIA Finance Corporation	USA (Delaware)	100%
AFIA Finance Corporation Agencia en Chile	Chile	100%
AFIA Venezolana C.A.	Venezuela	100%
ACE ICNA Italy Societa a Responsabilita Limitata	Italy	99.7% 0.3% (AIIH)
Siam Liberty Company Limited	Thailand	49% (AFC) 50.7%(Nam EK)
ACE Servicios, S.A.	Argentina	100%
AFIA Finance Corp. Chile Limitada	Chile	98% 2% (AIIH)
PT. ACE INA Insurance	Indonesia	80%
RIYAD Insurance Co. Ltd.	Bermuda	80%
Safire Private Ltd.	Singapore	100%
AFIA (INA) Corporation, Limited	USA (Delaware)	100%
AFIA	Unincorporated Association	60%
AFIA (ACE) Corporation, Limited	USA (Delaware)	100%
INAVEN, C.A. “Venezuela”	Venezuela	100%
ACE U.S. Holdings, Inc.	USA (Delaware)	100%
ACE Financial Services International, Inc. (formerly, ACE Financial Solutions International, Inc.)	USA (Delaware)	100%
ACE USA, Inc.	USA (Delaware)	100%
ASI Administrative Services Holdings Inc. (formerly CRC Creditor Resources (Canada Limited)	Canada (Yukon)	100%
Rhea International Marketing (L), Inc.	Malaysia	60%
Westchester Fire Insurance Company (EI# 13-5481330, NAIC# 21121, NY)	USA (New York)	100%
Westchester Surplus Lines Insurance Co. (EI# 58-2139927, NAIC #10172, GA)	USA (Georgia)	100%
Westchester Specialty Services, Inc.	USA (Florida)	100%

Westchester Specialty Insurance Services Inc.	USA (Nevada)	100%
ACE Financial Services Inc./(formerly Capital Re Corporation)	Delaware	100%
ACE (CR) Holdings	United Kingdom	100%
ACE Capital VII Limited	United Kingdom	100%
ACE (RGB) Holdings Limited	United Kingdom	100%
ACE (CIDR) Limited	United Kingdom	100%
Ridge Underwriting Agencies Limited	United Kingdom	100%
ACE Asset Management Inc.	Delaware	100%
ACE (Barbados) Holdings Limited	Barbados	100%